EMPLOYMENT AGREEMENT



     AGREEMENT entered into as of the 18th day of February,

1993, between THE PERKIN-ELMER CORPORATION, a New York

corporation having its principal place of business at

Norwalk, Connecticut (hereinafter referred to as the

"Company") and Michael J. McPartland of 540 Warner Hill

Road, Southport, CT 06940 (hereinafter referred to as the

"Employee").

     WHEREAS, the Employee has rendered and/or will render

valuable services to the Company and it is regarded

essential by the Company that it have the benefit of his

services in future years; and

     WHEREAS, the Board of Directors of the Company believes

that it is essential that, in the event of the possibility

of a change in control of the Company, the Employee be able

to continue his attention and dedication to his assigned

duties and to assess and advise the Board of Directors

whether such proposal would be in the best interests of the

Company and its shareholders without distraction regarding

an uncertainty concerning his future with the Company; and

     WHEREAS, the Employee is willing to agree to continue

to serve the Company in the future;

     NOW, THEREFORE, it is mutually agreed as follows:

     1.   Employment.  The Company agrees to employ the

Employee, and the Employee agrees to serve as an employee of the Company or one or more of its subsidiaries during the

Period of Employment (as defined in Section 2 hereof) in

such executive capacity as Employee served immediately prior to the commencement of the Period of Employment.  The

Employee also agrees to serve during the Period of

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Employment, if elected or appointed thereto, as a Director

of the Board of Directors of the Company and as a member of

any committee of the Board of Directors.

     2.   Period of Employment.

          (a)  The "Period of Employment" shall be the

period of thirty-six (36) months commencing on the date of a

Change in Control (as defined in Section 3 hereof) and the

period of any extension or extensions thereof in accordance

with the provisions of this Section.  The Period of

Employment shall be extended automatically by one week for

each week in which the Employee's employment continues after the date of a Change in Control, subject to the provisions

of paragraph (b) hereof.

          (b)  Notwithstanding the provisions of paragraph

(a) hereof, the Period of Employment shall terminate upon

the occurrence of (i) the Employee's attainment of age 65,

or the election by the Employee to retire early from the

Company under any of its retirement plans, (ii) the death of the Employee, (iii) the Disability of the Employee (as

defined in Section 4 hereof), (iv) any other termination of

Employee's employment with the Company, regardless of

whether for Cause (as defined in Section 5 hereof), or for

Good Reason (as defined in Section 9(c) hereof) or not for

Good Reason, or (v) the sixth anniversary of the

commencement of the Period of Employment.

          (c)  In the case of termination of the Period of

Employment pursuant to Section 2(b)(iv), "Termination Date"

means the date of receipt by the Employee or the Company of

notice of termination given by the other party, or such

later date (but not more than 30 days thereafter) as may be

specified in such notice.

     3.   Change in Control.  For purposes of this

Agreement, a "Change in Control" shall have occurred if an

event occurs that would be required to be reported (assuming such event has not been "previously reported") in response

to Item 1 (a) of the Current Report on Form 8-K, as in

effect on the date hereof, pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934; provided that,

without limitation, such a Change in Control shall be deemed to have occurred at such time as (i) any "person" within the

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meaning of section 14(d) of the Securities Exchange Act of

1934 becomes the "beneficial owner" as defined in Rule 13d-3 thereunder, directly or indirectly, of more than 25% of the

Company's Common Stock, (ii) during any two-year  period,

individuals who constitute the Board of Directors of the

Company (the "Incumbent Board") as of the beginning of the

period cease for any reason to constitute at least a

majority thereof, provided that any person becoming a

director during such period whose election or nomination for election by the Company's stockholders was approved by a

vote of at least three-quarters of the Incumbent Board

(either by a specific vote or by approval of the proxy

statement of the Company in which such person is named as a

nominee for director without objection to such nomination)

shall be, for purposes of this clause (ii), considered as

though such person were a member of the Incumbent Board, or

(iii) the approval by the Company's stockholders of the sale of all or substantially all of the assets of the Company.

     4.   Disability.  For purposes of this Agreement,

"Disability" means the absence of the Employee from his

duties with the Company on a full-time basis for one hundred eighty (180) consecutive days as a result of incapacity due

to physical or mental illness.

     5.   Cause.  For purposes of this Agreement,

termination by the Company of the employment of the Employee for "Cause" shall mean termination upon (i) the willful and

continued failure by the Employee to perform substantially

his duties with the Company (other than any such failure

resulting from the Employee's incapacity due to physical or

mental illness) after a demand for a substantial performance is delivered to the Employee by the Chairman of the Board or

President of the  Company which specifically identifies the

manner in which such executive believes that the Employee

has not substantially performed his duties, or (ii) the

willful engaging by the Employee in illegal conduct which is materially and demonstrably injurious to the Company.  For

purposes of this Section 5, no act, or failure to act, on

the part of the Employee shall be considered "willful"

unless done, or omitted to be done, by the Employee in bad

faith and without reasonable belief that the Employee's

action or omission was in, or not opposed to, the best

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interests of the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted

by the Board or based upon the advice of counsel for the

Company shall be conclusively presumed to be done, or

omitted to be done, by the Employee in good faith and in the best interests of the Company.  Notwithstanding the

foregoing, the Employee shall not be deemed to have been

terminated for Cause unless and until there shall have been

delivered to the Employee a copy of a resolution duly

adopted by the affirmative vote of not less than three-

quarters of the entire membership of the Board at a meeting

of the Board called and held for the purpose (after

reasonable notice to the Employee and an opportunity for

him, together with his counsel, to be heard before the

Board), finding that in the good faith opinion of the Board

the Employee was guilty of the conduct set forth above in

(i) or (ii) of this Section 5 and specifying the particulars thereof in detail.

     6.   Duties During the Period of Employment.  The

Employee shall devote his full business time, attention and

best efforts to the affairs of the Company and its

subsidiaries during the Period of Employment; provided,

however, that the Employee may engage in other activities,

such as activities involving charitable, educational,

religious and similar types of organizations, speaking

engagements, membership on the board of directors of other

organizations, and similar type activities to the extent

that such other activities do not prohibit the performance

of his duties under this Agreement, or inhibit or conflict

in any material way with the business of the Company and its subsidiaries.

     7.   Current Cash Compensation.

     (a)  Base Annual Salary.  The Company will pay to the

Employee during the Period of Employment a base annual

salary in an amount determined by the Board of Directors or

its Compensation Committee which shall in no event be less

than the higher of (i) his base annual salary prior to the

commencement of the Period of Employment or (ii) his base

annual salary during the preceding year of the Period of

Employment; provided, however, it is agreed between the

parties that the Company shall review annually, and in light

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of such review may, in the discretion of the Board of

Directors or its Compensation Committee, increase such Base

Annual Salary taking into account the Employee's

responsibilities, inflation in the cost of living, increases in compensation of other executives of the Company and its

subsidiaries, increase in salaries of executives of other

corporations, performance by the Employee, and other

pertinent factors.  The Base Annual Salary shall be paid in

substantially equal biweekly installments during the Period

of Employment.

          (b)  Incentive Compensation.  During the Period of

Employment the Employee shall continue to participate in

such of the Company's incentive compensation programs for

executives that he participated in prior to the commencement of the Period of Employment.  Any amount awarded to the

Employee under such programs shall be paid to Employee in

accordance with the terms thereof.

     8.   Employee Benefits.

     (a)  Vacation and Sick Leave.  The Employee shall be

entitled to a paid annual vacation of not less than four (4)

weeks during each calendar year in the Period of Employment

and to reasonable sick leave.

     (b)  Regular Reimbursed Business Expenses.  The Company

shall reimburse the Employee for all expenses and

disbursements reasonably incurred by the Employee in the

performance of his duties during the Period of Employment.

     (c)  Employee Benefit Plans or Arrangements.  In

addition to the cash compensation provided for in Section 7

hereof and the benefits provided in this Section, the

Employee, during the Period of Employment, subject to

meeting eligibility provisions and to the provisions of this

Agreement, shall be  entitled to participate in all employee benefit plans or arrangements of the Company as presently in effect or as they may be modified or added to by the Company from time to time, which provide benefits to officers or

employees of the Company.  For purposes of this Agreement,

such benefit plans or arrangements, herein "Benefit Plans",

shall mean any compensation plan such as an incentive,

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deferred, stock option or restricted stock plan or any

employee benefit plan such as a thrift, pension, profit

sharing, medical, dental, disability, salary continuation,

accident, life insurance plan or a relocation plan or policy or any other plan, program or policy of the Company intended to benefit employees.

     9.   Termination of Employment.

     (a)  Termination by the Company for Cause or

Termination by the Employee Other Than for Good Reason.  If

the Company terminates the employment of the Employee for

Cause (as defined in Section 5 hereof), or if the Employee

terminates his employment other than for Good Reason (as

defined in paragraph (c) of this Section) the Company will

pay the Employee (i) his Base Annual Salary, as provided in

paragraph (a) of Section 7 hereof, through the end of the

month in which the Termination Date occurs, (ii) any

Incentive Compensation payable to him pursuant to paragraph

(b) of Section 7 hereof, including a pro rata share for any

partial year, (iii) any accrued vacation pay, and (iv) any

benefits payable to him pursuant to the Company's employee

benefit plans and arrangements as provided in paragraph (c)

of Section 8 hereof through the end of the month in which

the Termination Date occurs.

          (b)  Termination by the Company Without Cause or

by the Employee for Good Reason.  If the Company terminates

the Employee's employment with the Company without Cause, or if the Employee terminates his employment with the Company

for Good Reason, the Company will pay or provide to the

Employee the following:

                (i)  The Company will pay to the Employee

                within thirty (30) days after the

                Termination Date a lump sum equal to (x)

                times (y), where

                     (x)  equals the Employee's Base Annual

                     Salary; and

                     (y)  equals the greater of either (A)

                     one year, or (B) the number of years,

                     including partial years, remaining in


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                     the Period of Employment as of the

                     Employee's Termination Date.

                     (ii) The Company will pay to the

                Employee within thirty (30) days after the

                Termination Date a lump sum equal to (x)

                times (y), where

                     (x)  equals the Employee's average

                     annual Incentive Compensation paid for

                     the two calendar years immediately

                     preceding the calendar year in which

                     occurs (A) the Termination Date, or (B)

                     the first day of the Period of

                     Employment, whichever is higher; and

                          (y)  equals the greater of either

                     (A) one year, or (B) the number of

                     years, including partial years,

                     remaining in the Period of Employment

                     as of the Employee's Termination Date.

     (iii)  For a period of three years immediately

            following his Termination Date, the Employee and

            his family shall continue to participate in all

            employee Benefit Plans of the Company (as

            defined in Section 8(c) hereof) in which he or

            his family participated at any time during the

            one-year period ending on the date immediately

            preceding his Termination Date, provided that

            (a) such continued participation is possible

            under the terms of such Benefit Plans, and (b)

            the Employee continues to pay contributions for

            such participation at the rates paid for similar

            participation by active Company employees in

            similar positions to that held by the Employee

            immediately prior to the Termination Date.  If

            such continued participation is not possible,

            the Company shall provide, at its sole cost and

            expense, identical benefits to the Employee plus


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            pay an additional amount to the Employee equal

            to the Employee's liability for federal, state

            and local income taxes on such amounts.

The amounts payable to the Employee under this paragraph (b)

shall be absolutely owing and shall not be subject to

reduction or mitigation as a result of employment of the

Employee elsewhere after the Termination Date.

     (c)  Good Reason.  Termination by the Employee of

employment for "Good Reason" shall mean termination based

on:

                (i)  an adverse change in the status of the

                Employee (other than any such change

                primarily attributable to the fact that the

                Company may no longer be publicly owned) or

                position(s) as an officer of the Company as

                in effect immediately prior to the

                commencement of the Period of Employment or

                the assignment to the Employee of any duties

                or responsibilities which, in his reasonable

                judgement, are inconsistent with such status

                or position(s), or any removal of the

                Employee from or any failure to reappoint or

                reelect him to such position(s) (except in

                connection with the termination of the

                Employee's employment for Cause, Disability

                or upon attaining age 65 or upon taking

                early retirement under any of the Company's

                retirement plans, or as a result of death or

                by the Employee other than for Good Reason);

      (ii)      a reduction by the Company in the Employee's

                Base Annual Salary;

                (iii)     a material reduction in the

                Employee's total annual compensation, a

                reduction for any year of over 10% of total

                compensation measured by the preceding year

                without a substantially similar reduction to

                all other executives participating in

                incentive compensation plans shall be

                considered "material", provided, however,

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                the failure of the Company to adopt or renew

                a stock option plan or to grant stock

                options to the Employee shall not be

                considered a reduction; and

                (iv) the failure by the Company to continue

                in effect any Benefit Plan (as defined in

                Section 8(c) hereof) in which Employee was

                participating at the time of the Change in

                Control (or Benefit Plans providing Employee

                with at least substantially similar

                benefits) other than as a result of the

                normal expiration of any such Benefit Plan

                in accordance with its terms as     in

                effect at the time of the Change in Control,

                or the taking of any action, or the failure

                to act, by the Company which would adversely

                affect Employee's continued participation in

                any such Benefit Plans on at least as

                favorable a basis to Employee as is the case

                on the date of the Change in Control or

                which would materially reduce Employee's

                benefits in the future under any of such

                Benefit Plans or deprive Employee of any

                material benefit enjoyed by Employee (v)

                the failure by the Company to provide and

                credit Employee at the time of the Change in

                Control; with the number of paid vacation

                days to which Employee was then entitled in

                accordance with the Company's normal

                vacation policy as in effect immediately

                prior to the Change in Control; and

      (vi)      the Company's requiring the Employee to be

                based more than fifty miles from Norwalk,

                Connecticut, except for required travel on

                the Company's business to an extent

                substantially consistent with the business

                travel obligations which he undertook on

                behalf of the Company prior to the

                commencement of the Period of Employment.


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     10.  Governing Law.  This Agreement is governed by, and

is to be construed and enforced in accordance with, the laws of the State of Connecticut.  If under such law any portion

of this Agreement is at any time deemed to be in conflict

with any applicable statute, rule, regulation or ordinance,

such portion shall be deemed to be modified or altered to

conform thereto or, if that is not possible, to be omitted

from this Agreement; and the invalidity of any such portion

shall not affect the force, effect and validity of the

remaining portion hereof.

     11.  Notices.  All notices under this Agreement shall

be in writing and shall be deemed effective when delivered

in person (in the Company's case, to its Secretary) or

seventy-two (72) hours after deposit thereof in the U.S.

mails, postage prepaid, for delivery as registered or

certified mail -- addressed, in the case of the Employee, to him at this residential address, and in the case of the

Company, to its corporate headquarters, attention of the

Secretary, or to such other address as the Employee or the

Company may designate in writing at any time or from time to time to the other party.  In lieu of personal notice or

notice by deposit in the U.S. mail, a party may give notice

by telegram, fax or telex.

     12.  Miscellaneous.  This Agreement constitutes the

entire understanding between the Company and the Employee

relating to the employment of the Employee by the Company

and cancels all prior written and oral agreements and

understandings with respect to the subject matter of this

Agreement.  This Agreement may be amended only by a

subsequent written agreement of the Employee and the

Company.  This Agreement shall be binding upon and shall

inure to the benefit of the Employee, his heirs, executors,

administrators, beneficiaries and assigns and to the benefit of the Company and its successors.  Notwithstanding anything in this Agreement to the contrary, this Agreement shall

terminate if Employee or the Company terminate Employee's

employment prior to a Change in Control of the Company.


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     13.  Fees and Expenses/Arbitration.

          (a)  The Company shall pay all reasonable legal

fees and related expenses incurred by the Employee in

connection with the Agreement following a Change in Control

of the Company, including, without limitation, all such fees and expenses, if any, incurred in connection with:  (i)

contesting or disputing any termination of the Employee's

employment hereunder; or (ii) the Employee seeking to obtain or enforce any right or benefit provided by the Agreement.

          (b)  Any dispute or controversy arising under or

in connection with this Agreement shall be settled

exclusively by arbitration in Connecticut by three

arbitrators in accordance with the rules of the American

Arbitration Association then in effect.  Judgement may be

entered on the arbitrator's award in any court having

jurisdiction; provided, however, that Employee shall be

entitled to seek specific performance of Employee's right to be paid until the Termination Date during the pendency of

any dispute or controversy arising under or in connection

with this Agreement.  The Company shall bear all costs and

expenses arising in connection with any arbitration

proceeding pursuant to this Section 13(b).

     IN WITNESS WHEREOF, the parties hereto have executed

this Agreement as of the year and day first above written.



                           THE PERKIN-ELMER CORPORATION


                           By:       /s/ G. N. Kelley
                              Gaynor N. Kelley
                              Chairman and
                              Chief Executive Officer


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ATTEST:



By:  /s/ C. W. Bergere, Jr.
     C. Wendell Bergere, Jr.
     Vice President
     General Counsel & Secretary


                           ACCEPTED AND AGREED:


                           /s/ Michael J. McPartland


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